Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RESULTS

FOR SECOND QUARTER 2016

Columbus, Ohio, August 5, 2016 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, announced today results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Net revenue increased 32.7% to $211.9 million

•	Net income increased 53.6% to 10.0 million

•	Adjusted EBITDA increased 48.3% to $26.2 million

•	Net income per diluted share increased 52.4% to $0.32

•	Adjusted net income per diluted share increased 47.8% to $0.34

•	In April, 2016, acquired Alpine Insulation based in Sheboygan, Wisconsin with five operating locations throughout the state and approximately $23.9 million in revenues for 2015

Recent Developments

•	In July, 2016, acquired FireClass, L.L.C., located in Detroit, Michigan, which sells complementary products predominately to the new single-family market with trailing-twelve month sales of approximately $4.0 million

“Financial results strengthened in the 2016 second quarter, as we experienced another quarter of year-over-year growth in net revenue, same branch sales, and profitability,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Our results continue to benefit from strength throughout the homebuilding industry, growth at our existing branch locations, and the contribution of our recently acquired businesses. For the first six months of 2016, IBP’s single family same branch sales increased 19.7% compared to growth in total US single family completions of 13.6%. In addition, the contribution of $25.2 million in sales from our acquired branches helped total revenues grow 32.7% to $211.9 million, which represents our first quarter of revenues over $200 million.”

Mr. Edwards continued, “Our pipeline of potential acquisitions remains strong, as we undergo careful review of potential candidates. Year-to-date, we have increased cash from operations by 135% to $36.2 million. With our cash flow and approximately $200.0 million of capacity under our existing bank facilities, we have significant liquidity to fund our acquisition strategy. In addition, we continue to grow faster than our market, as a result of our service oriented business model and strong position within our local markets. We are well positioned for continued financial and business growth throughout the remainder of 2016.”

Second Quarter 2016 Results Overview

For the second quarter of 2016, net revenue was $211.9 million, an increase of 32.7% from $159.7 million in the second quarter of 2015. On a same branch basis, net revenue improved 16.9% from the prior year quarter, with approximately 60.0% of the increase attributable to growth in the number of completed jobs and the remainder achieved through price gains and more favorable customer and product mix.

Gross profit improved 34.5% to $62.2 million from $46.3 million in the prior year quarter. Gross margin expanded to 29.4% from 29.0% in the prior year quarter, primarily due to higher revenue and a more profitable mix of business.

Selling, general and administrative expense (SG&A), as a percentage of net revenue, was 20.2% compared to 20.9% in the prior year quarter. Higher net revenue in the 2016 second quarter more than offset the higher costs needed to support our growth.

Net income was $10.0 million, or $0.32 per diluted share, compared to $6.5 million, or $0.21 per diluted share in the prior year quarter. Adjusted net income was $10.7 million, or $0.34 per diluted share, compared to $7.2 million, or $0.23 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods.

Adjusted EBITDA was $26.2 million, a 48.3% increase from $17.7 million in the prior year quarter, largely due to higher gross profit and improved leverage in SG&A. Adjusted EBITDA, as a percentage of net revenue, grew 130 basis points to 12.4%, compared to 11.1% in the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on Friday, August 5, 2016 at 9:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-9039 (domestic) or 201-689-8470 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through September 5, 2016, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the passcode 13641718.

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and is also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions, our ability to improve profitability and expectations for demand for our services for the remainder of 2016. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income. The reasons for the use of Adjusted EBITDA and Adjusted Net Income and reconciliations of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP measures and other information relating to Adjusted EBITDA and Adjusted Net Income are included below following the unaudited condensed consolidated financial statements.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net revenue	$211,913	$159,693	$403,611	$289,641
Cost of sales	149,670	113,411	286,777	209,233

Gross profit	62,243	46,282	116,834	80,408
Operating expenses
Selling	11,960	8,881	23,211	16,993
Administrative	30,890	24,528	61,173	46,765
Amortization	2,810	1,485	5,289	2,274

Operating income	16,583	11,388	27,161	14,376
Other expense
Interest expense	1,509	967	3,061	1,665
Other	121	194	225	219

	1,630	1,161	3,286	1,884

Income before income taxes	14,953	10,227	23,875	12,492
Income tax provision	4,960	3,720	8,069	4,743

Net income attributable to common stockholders	$9,993	$6,507	$15,806	$7,749

Basic net income per share attributable to common stockholders	$0.32	$0.21	$0.51	$0.25

Diluted net income per share attributable to common stockholders	$0.32	$0.21	$0.50	$0.25

Weighted average shares outstanding:
Basic	31,317,632	31,228,000	31,279,935	31,360,060
Diluted	31,347,067	31,249,050	31,339,019	31,371,216

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash	$13,742	$6,818
Accounts receivable (less allowance for doubtful accounts of $3,083 and $2,486 at June 30, 2016 and December 31, 2015, respectively)	117,286	103,198
Inventories	33,658	29,337
Other current assets	8,431	10,879

Total current assets	173,117	150,232
Property and equipment, net	62,823	57,592
Non-current assets
Goodwill	100,339	90,512
Intangibles, net	79,856	67,218
Other non-current assets	8,677	8,018

Total non-current assets	188,872	165,748

Total assets	$424,812	$373,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$13,079	$10,021
Current maturities of capital lease obligations	7,590	8,411
Accounts payable	60,451	50,867
Accrued compensation	18,826	14,488
Other current liabilities	14,519	13,635

Total current liabilities	114,465	97,422
Long-term debt	132,652	113,214
Capital lease obligations, less current maturities	10,183	12,031
Deferred income taxes	15,287	14,582
Other long-term liabilities	21,601	21,840

Total liabilities	294,188	259,089
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Common Stock; $0.01 par value: 100,000,000 authorized, 32,135,176 and 31,982,888 issued and 31,486,249 and 31,366,328 shares outstanding at June 30, 2016 and December 31, 2015, respectively	321	320
Additional paid in capital	157,858	156,688
Accumulated deficit	(15,336)	(31,142)
Treasury Stock; at cost: 648,927 and 616,560 shares at June 30, 2016 and December 31, 2015, respectively	(12,219)	(11,383)

Total stockholders’ equity	130,624	114,483

Total liabilities and stockholders’ equity	$424,812	$373,572

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$15,806	$7,749
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	11,281	7,366
Amortization of intangibles	5,289	2,274
Amortization of deferred financing costs and debt discount	179	133
Provision for doubtful accounts	1,181	953
Write-off of debt issuance costs	286	—
Gain on sale of property and equipment	(173)	(164)
Noncash stock compensation	1,171	958
Deferred income taxes	708	—
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(9,742)	(9,865)
Inventories	(3,310)	(1,988)
Other assets	2,442	3,715
Accounts payable	6,632	1,592
Income taxes payable	(873)	3,302
Other liabilities	5,283	(626)

Net cash provided by operating activities	36,160	15,399

Cash flows from investing activities
Purchases of property and equipment	(13,424)	(11,513)
Acquisitions of businesses, net of cash acquired of $0 and $761, respectively	(29,948)	(43,989)
Proceeds from sale of property and equipment	384	340
Other	—	(407)

Net cash used in investing activities	(42,988)	(55,569)

Cash flows from financing activities
Proceeds from revolving line of credit under credit agreement applicable to respective period	37,975	75,750
Payments on revolving line of credit under credit agreement applicable to respective period	(37,975)	(75,750)
Proceeds from term loan under credit agreement applicable to respective period	100,000	50,000
Payments on term loan under credit agreement applicable to respective period	(49,375)	(24,688)
Proceeds from delayed draw term loan under credit agreement applicable to respective period	12,500	15,000
Payments on delayed draw term loan under credit agreement applicable to respective period	(50,000)	—
Proceeds from vehicle and equipment notes payable	11,039	7,979
Debt issuance costs	(1,238)	(758)
Principal payments on long term debt	(2,591)	(1,611)
Principal payments on capital lease obligations	(4,556)	(4,851)
Acquisition-related obligations	(1,191)	—
Repurchase of common stock	—	(6,100)
Surrender of common stock by employees	(836)	—

Net cash provided by financing activities	13,752	34,971

Net change in cash	6,924	(5,199)
Cash at beginning of period	6,818	10,761

Cash at end of period	$13,742	$5,562

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$2,537	$1,480
Income taxes, net of refunds	8,355	1,318
Supplemental disclosure of noncash investing and financing activities
Vehicles capitalized under capital leases and related lease obligations	2,033	1,966
Seller obligations in connection with acquisition of businesses	2,430	8,392

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted Net Income measure performance by adjusting EBITDA and GAAP net income attributable to common stockholders, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow (used in) provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income attributable to common stockholders, as reported	$9,993	$6,507	$15,806	$7,749
Adjustments for adjusted net income:
Write-off of capitalized loan costs	—	—	286	—
Share based compensation expense	635	856	1,171	958
Acquisition related expenses	460	268	823	487
Tax impact of adjusted items at marginal tax rate [1]	(430)	(441)	(895)	(567)

Adjusted net income	$10,658	$7,190	$17,191	$8,627

Weighted average shares outstanding (diluted)	31,347,067	31,249,050	31,339,019	31,371,216
Diluted net income per share attributable to common stockholders, as reported	$0.32	$0.21	$0.50	$0.25
Adjustments for adjusted net income, net of tax impact, per diluted share [2]	0.02	0.02	0.05	0.02

Diluted adjusted net income per share	$0.34	$0.23	$0.55	$0.27

[1]	Marginal tax rate of 39.27% applied to each period
[2]	Includes adjustments related to share-based compensation expense and acquisition related expenses, net of tax

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Adjusted EBITDA:
Net income (GAAP)	$9,993	$6,507	$15,806	$7,749
Interest expense	1,509	967	3,061	1,665
Provision for income taxes	4,960	3,720	8,069	4,743
Depreciation and amortization	8,648	5,351	16,569	9,640

EBITDA	25,110	16,545	43,505	23,797

Acquisition related expenses	460	268	823	487
Share based compensation expense	635	856	1,171	958

Adjusted EBITDA	$26,205	$17,669	$45,499	$25,242

Adjusted EBITDA margin	12.4%	11.1%	11.3%	8.7%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Period-over-period Growth
Sales Growth	32.7%	26.4%	39.3%	24.7%
Same Branch Sales Growth	16.9%	10.0%	21.0%	11.8%
Single-Family Sales Growth	28.1%	28.6%	36.8%	27.2%
Single-Family Same Branch Sales Growth	13.2%	11.4%	19.7%	12.6%
U.S. Housing Market [1]
Total Completions Growth	4.3%	18.3%	11.2%	10.2%
Single-Family Completions Growth	11.3%	8.7%	13.6%	4.9%
Same Branch Sales Growth
Volume Growth	10.5%	6.1%	12.0%	6.4%
Price/Mix Growth	6.4%	3.9%	9.0%	5.4%

[1]	U.S. Census Bureau data, as revised

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(in thousands)

	Three months ended June 30,				Six months ended June 30,
	2016	% Total	2015	% Total	2016	% Total	2015	% Total
Revenue Increase
Same Branch	$27,012	51.7%	$12,607	37.8%	$60,961	53.5%	$27,392	47.8%
Acquired	25,208	48.3%	20,738	62.2%	53,009	46.5%	29,955	52.2%

Total	$52,220	100.0%	$33,345	100.0%	$113,970	100.0%	$57,347	100.0%

		Adj EBITDA		Adj EBITDA		Adj EBITDA		Adj EBITDA
		Contribution		Contribution		Contribution		Contribution
Adjusted EBITDA
Same Branch	$5,993	22.2%	$4,035	32.0%	$14,610	24.0%	$6,821	24.9%
Acquired	2,543	10.1%	3,671	17.7%	5,647	10.7%	4,226	14.1%

Total	$8,536	16.3%	$7,706	23.1%	$20,257	17.8%	$11,047	19.3%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net